    As filed with the Securities and Exchange Commission on February 22, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                           ISTA PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

              DELAWARE                   ISTA PHARMACEUTICALS, INC.                  75-0511729
  (STATE OR OTHER JURISDICTION OF    15279 ALTON PARKWAY, BUILDING 100            (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IRVINE, CA 92618                 IDENTIFICATION NUMBER)
                                              (949) 788-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                           REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               -----------------

                                 1993 STOCK PLAN

                                 2000 STOCK PLAN

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                               -----------------

                                 EDWARD H. DANSE
                             CHIEF EXECUTIVE OFFICER
                           ISTA PHARMACEUTICALS, INC.
                        15279 ALTON PARKWAY, BUILDING 100
                                IRVINE, CA 92618
                                 (949) 788-6000
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                    Copy to:
                              ISSAC J. VAUGHN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                               -----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following line: ______

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                                         ---

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
       TITLE OF SECURITIES TO           AMOUNT TO BE         OFFERING PRICE       AGGREGATE        REGISTRATION
           BE REGISTERED               REGISTERED (1)           PER SHARE       OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------------
Common Stock
    $0.001 par value................   2,240,608 shares (1)    $1.4719 (2)      $3,297,950.92 (3)   $  824.49
Common Stock
    $0.001 par value................     574,601 shares (4)   $11.0625 (5)      $6,356,523.56       $1,589.13
Common Stock
    $0.001 par value................     399,293 shares (6)    $9.4031 (7)      $3,754,592.01       $  938.65

Total...............................   3,214,502 shares
===============================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the sum of shares issuable upon exercise of options issued under the 1993 Stock Plan. Any of such shares that are not exercised and are returned will return to the 2000 Stock Plan rather than to the 1993 Stock Plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This subtotal represents the number of shares authorized to be issued under the 2000 Stock Plan, excluding shares that may be added to the 2000 Stock Plan in connection with returns of shares under the 1993 Stock Plan as described in note 1 above.

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in The Nasdaq Stock Market on February 13, 2001.

(6) This subtotal represents the number of shares authorized to be issued under the 2000 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in The Nasdaq Stock Market on February 13, 2001. Pursuant to the 2000 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such plan), whichever is lower.

                           ISTA PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on From S-8 is being filed for the purpose of registering 2,240,608 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1993 Stock Plan, 574,601 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Stock Plan and 399,293 shares of the Registrant's Common Stock to be issued to the Registrant's Employee Stock Purchase Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:

               (a) The Registrant's Registration Statement on Form S-1 (Registration No. 333-34120) as declared effective by the Commission on August 22, 2000.

               (b) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A12G filed with the Commission on August 4, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

               (c) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment partnerships of which such persons are partners beneficially own 30,895 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

        The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

        The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

     Exhibit
      Number                           Description of Document
      ------                           -----------------------
        10.2*              1993 Stock Plan

        10.3*              2000 Stock Plan.

        10.4*              2000 Employee Stock Purchase Plan.

        5.1                Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        23.1               Consent of Ernst & Young LLP, Independent Auditors.

        23.2               Consent of Counsel (contained in Exhibit 5.1).

        24.1               Power of Attorney (See page S-1).

----------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-34120), and as declared effective on August 22, 2000.

ITEM 9.  UNDERTAKINGS.

             (a) The undersigned registrant hereby undertakes:

                          (i)       To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          (ii)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (iii)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Corporation Law, the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 22, 2001.
                                       By: /s/ Edward H. Danse
                                           -------------------------------------
                                           Edward H. Danse
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints J.C. MacRae as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                        Date
              ---------                               -----                        ----
   /s/ Edward H. Danse                  President, Chief Executive           February 22, 2001
----------------------------------      Officer and Director
         Edward H. Danse

   /s/ J. C. MacRae                     Executive Vice President, Chief      February 22, 2001
----------------------------------      Operating Officer and Chief
           J.C. MacRae                  Financial Officer

                                        Chairman of the Board                February __, 2001
----------------------------------
       Robert G. McNeil, Ph.D.

   /s/ David E. Collins                 Director                             February 17, 2001
----------------------------------
         David E. Collins

                                        Director                             February __, 2001
----------------------------------
         Brian H. Dovey

  /s/  George M. Lasezkay               Director                             February 22, 2001
----------------------------------
        George M. Lasezkay

  /s/  Benjamin F. McGraw III           Director                             February 22, 2001
----------------------------------
       Benjamin F. McGraw III

                                        Director                             February __, 2001
----------------------------------
        Charles H. May, O.D.

  /s/ John H. Parrish                   Director                             February 22, 2001
----------------------------------
         John H. Parrish

                                        Director                             February __, 2001
----------------------------------
          Wayne I. Roe

                                INDEX TO EXHIBITS

                                  EXHIBIT INDEX


     Exhibit
      Number                                 Description of Document
      ------                                 -----------------------
        10.2*              1993 Stock Plan

        10.3 *             2000 Stock Plan.

        10.4 *             2000 Employee Stock Purchase Plan.

        5.1                Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        23.1               Consent of Ernst & Young LLP, Independent Auditors.

        23.2               Consent of Counsel (contained in Exhibit 5.1).

        24.1               Power of Attorney (See page S-1).

---------
* Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-34120), declared effective August 22, 2000.